FOR IMMEDIATE RELEASE

For:	Evans Bancorp, Inc. 14-16 North Main Street Angola, New York 14006	Contact: Mark DeBacker, Treasurer Phone: (716) 926-2000 Fax: (716) 926-2005

EVANS BANCORP ANNOUNCES SPECIAL FIVE PERCENT STOCK DIVIDEND AND PARTICIPATION IN TWO INVESTOR
CONFERENCES

Angola, N.Y.- November 17, 2004 - Evans Bancorp, Inc. (Nasdaq: EVBN) announced that its Board of Directors has declared a special five percent stock dividend with one additional share to be distributed for every twenty shares held of outstanding EVBN common stock. Fractional shares will be paid in cash. The special stock dividend will be distributed on December 30, 2004 to shareholders of record as of December 9, 2004.

President and CEO James Tilley stated, “This special stock dividend reflects our intention to return value to our shareholders based on the Company’s strong performance through the first three quarters of 2004.”

Currently, Evans Bancorp has approximately 2.5 million shares outstanding. After the special five percent stock dividend distribution, there will be approximately 2.6 million shares outstanding.

The Company also announced its participation in two Investor Conferences on November 18 and 19, 2004. James Tilley, President and CEO and Mark DeBacker, Treasurer, are scheduled to present to investors and analysts at the Second Annual Western New York Investors Conference in Rochester, New York at 10:10 a.m. on November 18. At 2:00 p.m. on November 19, they are scheduled to present at America’s Community Bankers Community Bank Investors Conference in New York, New York.

The Evans Bancorp investor presentation includes review and analysis of historical financial results, as well as discussion of the Company’s growth strategy and may include forward-looking statements and other information. A simultaneous live audio webcast of the presentations will be available on the Internet, and will be archived and available for 60 days after the initial presentation on November 18, 2004. You may access the webcast at: www.evansbancorp.com/investRel.cfm. Please go to the website at least 15 minutes earl to register, download, and install any necessary audio software. The Company’s presentation materials will also be accessible for review on its website prior to the presentations. You may access the Evans Bancorp investor presentation materials at: www.evansbancorp.com/investRel.cfm.

Evans Bancorp, Inc. is a financial holding company and is the parent of Evans National Bank, a commercial bank with nine branches located in Western New York, which had approximately $429.4 million in assets and approximately $333.0 million in deposits at September 30, 2004. ENB Insurance Agency, Inc., a retail property and casualty insurance agency with twelve offices in Western New York, is an indirectly, wholly-owned subsidiary of Evans Bancorp Inc. Evans National Bank owns 100% of the capital stock of ENB Associates, Inc. which provides non-deposit investment products. Evans Bancorp, Inc. common stock is listed on the Nasdaq National Market under the symbol EVBN.

This press release includes “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenues and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such forward-looking statements. Information on factors that could affect the Company’s business and results is discussed in the Company’s annual report on Form 10-K for its fiscal year ended December 31, 2003 as well as in the Company’s other periodic reports filed with the Securities and Exchange Commission. Forward looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events or otherwise.